       Exhibit 10.32

                          THIS AGREEMENT MADE AS OF THE
                              6TH DAY OF JULY, 2000

BETWEEN:

Anthony Sklar and Blaine Ruzycki, a Partnership having an office located at 10 Fairway Drive, Suite 307 Deerfield Beach, Florida 33441 (hereinafter referred to as "the Parties")

                                       and

IBIZ Corporation, a company duly incorporated pursuant to the laws of the State of Arizona and having an office located at 1919 E. Lone Cactus, Phoenix, Arizona 85027 (hereinafter referred to as "IBIZ")

WHEREAS:

1. IBIZ is desirous of THE PARTIES performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

2. AND WHEREAS THE PARTIES have reviewed the attached Appendices and is desirous of performing the stated tasks for IBIZ.

3. AND WHEREAS both parties hereto have agreed each with the other that THE PARTIES will perform the tasks stated in the attached Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1. The Appendices attached hereto and marked as Appendix A, B, C, D, E, F and G respectively are integral parts of this Agreement and the duties therein stated are binding upon the parties hereto.

2. Upon execution of this Agreement THE PARTIES shall immediately commence:

         a) Construction of the Interactive CD-ROM presentation in accordance with the provisions of Appendix A;

         b) Construction and hosting of an interactive web-site for IBIZ in accordance with the provisions of Appendix B;

         c) Construction of Brochures relating to IBIZ and its products in accordance with the provisions of Appendix C;

         d) Development of an outline of tradeshows where the products of IBIZ may be displayed in accordance with the provisions of Appendix D;

         e) Provide IBIZ with weekly time on "bNETTV.COM" in accordance with Appendix E;

         f) Provide IBIZ with a lease premise on RodeoIsland.com in accordance with Appendix F;

         g) Develop an Internet Advertising Campaign at RodeoIsland.com and Up-Tic.com in accordance with Appendix G.

3. The term of this Agreement shall be TWELVE (12) MONTHS from the date of execution hereof.

4. IBIZ hereby grants THE PARTIES the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliation of THE PARTIES and by this Agreement does hereby consent to any said Assignment upon THE PARTIES advising IBIZ of said assignment in writing to IBIZ's address for service noted herein and that subsequent to said assignment IBIZ's relationship with THE PARTIES is severed in its entirety provided however that IBIZ is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE PARTIES.

5. IBIZ acknowledges that THE PARTIES in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by IBIZ and therefore notwithstanding anything to the contrary herein contained IBIZ acknowledges that it is solely responsible for the truthfulness of the information provided to THE PARTIES and therefore completely, wholly and without reservation indemnifies and saves THE PARTIES, its Officers, Directors, Agents, Employees or Assigns from any and all liability respecting the performance of THE PARTIES duties herein including but not restricted to any and all legal fees incurred.

6. Not to restrict the foregone paragraph 5 IBIZ further acknowledges that it has an exclusive duty to review any and all information prepared by THE PARTIES and therefore any and all errors and/or omissions contained in any of the services provided IBIZ by THE PARTIES are hereby waived in their entirety and IBIZ agrees to be totally and without reservation responsible for same should they occur and waives any action it can or may have against THE PARTIES, it's Agents, Employees, Directors, Officers or Assigns for any damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that IBIZ fully and completely indemnifies THE PARTIES, its Directors, Officers, Employees, Agents or Assigns for any and all said damages including but not restricted to legal fees incurred.

7. THE PARTIES shall have the right hereunder to conduct any investigation of IBIZ or the IBIZ products as it deems necessary in order for it to be assured that IBIZ is following the term and the spirit of this Agreement and in the event that THE PARTIES in the course of its investigation forms the reasonable belief that IBIZ is or may not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business' conducting business via an Internet Retail Store) the and in that event the cost of the Investigation shall be borne by IBIZ and THE PARTIES shall, at it's sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

8. This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE PARTIES's direction within the State of Florida and that should any legal action be commenced by IBIZ against THE PARTIES that IBIZ shall provide THE PARTIES with FOURTEEN (14) DAYS Written Notice to THE PARTIES to select a venue within the State of Florida to commence its action and should THE PARTIES refuse or neglect to advise IBIZ of said venue within the time period noted herein then and in that event IBIZ shall be at liberty to select its own venue within the State of Florida.

9. THE PARTIES's address for service hereunder shall be in care of THE PARTIES at 9th Floor, 840 7th Avenue SW, Calgary, Alberta, Canada T2P 3G2.

10. IBIZ's address for service hereunder shall be 1919 Lone Cactus Dr., Phoenix, Arizona 85027.

11. Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this Agreement shall remain in full force and effect.

12. In consideration of THE PARTIES performing the services noted in the attached Appendices IBIZ shall pay to Anthony Sklar the sum of EIGHTY (80,000) THOUSAND Shares by way of IBIZ Common Stock valued at US EIGHTY (US$0.80) CENTS per share through IBIZ's S-8 Registration Statement with the Security and Exchange Commission said shares to be deposited with Anthony Sklar prior to any services contracted to be provided for IBIZ by THE PARTIES being released to IBIZ and in any event on or before July 15, 2000.

13. In consideration of THE PARTIES performing the services noted in the attached Appendices, IBIZ shall pay to Blaine Ruzycki the sum of FOUR HUNDRED (400,000) THOUSAND Shares by way of IBIZ Common Stock valued at US EIGHTY (US $080) CENTS per share through IBIZ's S-8 or a SB-2 Registration Statement with the Security and Exchange Commission said shares to be deposited with Blaine Ruzycki prior to any services contracted to be provided for IBIZ by THE PARTIES being released to IBIZ and in any event on or before July 15, 2000.

14. The parties acknowledge each to the other that this Agreement has been approved by IBIZ Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

ANTHONY SKLAR                                           BLAINE RUZYCKI

-----------------------                                 ------------------------
Authorized Signatory                                    Authorized Signatory

IBIZ CORPORATION
Per:

-----------------------
Authorized Signatory
James Ratliff

                                   APPENDIX A

                       DETAILS OF THE CD-ROM PRESENTATION

1. THE PARTIES will commence with the construction of an interactive multimedia CD-ROM with elements that will be produced from and by bNET-TV and THE PARTIES ISD (Internet Solutions Division).

2. This CD-ROM's presentation contents will be a series of video press releases and video interviews of IBIZ Management and a behind the scenes of the IBIZ corporate offices.

3. The CD-ROM will detail the business of IBIZ, a leader in "small-footprint computer systems and peripherals"; and any other business' that IBIZ chooses to highlight according to the business model outlined in the IBIZ corporation.

                                   APPENDIX B

                DETAILS OF THE WEBSITE SERVICES AND CONSTRUCTION

The following outline will briefly give an estimate as to how the development process will be executed.

Stage One; Planning

During our initial consultation, THE PARTIES will obtain a basic understanding of what IBIZ is and has accomplished in developing their web presence. THE PARTIES will define, under the direction of IBIZ, the basic goals, and mission behind the project (Estimate time: 1-2 days)

After this information gathering session has be completed the following categories will be outlined with detailed explanation.

         -        A Schedule for Site Completion
         -        Basic Site Content
         -        Technical Arrangements
         -        Site Architecture
         -        Hosting parameters

         Time to complete: 1 week

Stage Two: Development

After agreeing and signing thereto development will commence. THE PARTIES will set aside space on a designated THE PARTIES web server, and begin to layout the ideas and concepts discussed for the IBIZ website. Photographs, illustrations, and internet architecture will be approved by IBIZ on a timely basis. All back end issues will be addressed, and corrected, and the site is approved by IBIZ before final publication.

         Time to complete:  2-8 weeks

Stage Three:  Implementation

Implementation is the process of building the website according to its design. Web implementers create hypertext markup language (HTML), Common Gateway Interface (CGI) programs, and/or Java scripts and/or applets. The implementation process resembles software development because it involves using a specific syntax for encoding web structures or a programming language in a formal language in computer files. Although there are automated tools to help with the construction of HTML documents, a thorough grounding in HTML enriches the web implementers' expertise. THE PARTIES uses the most advanced technical web development tools and therefore cannot be responsible for their compliance and adhesion with other programs.

         Time to complete:  1-2 weeks

Stage Four:  Testing

After THE PARTIES has implemented the website onto THE PARTIES' Internet servers, THE PARTIES will begin a comprehensive review of aspects and traffic through the site ensuring that qualified hits will be at optimal levels. Cross platform testing will commence in this phase. All interactive components in the website will be subjected to a highly specialized group for pier testing. Testing will allow us to streamline and optimize the website for maximum efficiency.

Stage Five:  Exposure      *Note this process is outlined in further detail in
Appendix G

Exposure is the process of handling all the public relations issues of a website. These include making the existence of a web known to online communities through publicity as well as forming business or other information alliances with other webs. Promotion may involve using specific marketing strategies or creating business models. This concluding step allows THE PARTIES to completely enhance your company's ability to maximize exposure to the predefined target markets.

*Note this process is outlines in further detail in Appendix G

                                   APPENDIX C

                            DETAILS OF THE BROCHURES

1. THE PARTIES will construct a corporate information package which will include all corporate information and also to include a die cut for CD-ROM presentation and business card.

2. THE PARTIES will facilitate a mail out of this promotional package to existing shareholders and customers of IBIZ and also to prospective clients and shareholders. IBIZ will be responsible for all costs of postage related with this mail out.

3. Brochure design elements and copy content will be discussed extensively with our team at THE PARTIES and IBIZ Corp.

4.       Ownership of content will be the sole ownership of IBIZ Corp.

                                   APPENDIX D

                           DETAILS OF THE TRADES SHOWS

1. THE PARTIES will detail a list of trade shows that THE PARTIES recognizes IBIZ should attend. These tradeshows can be used by IBIZ for the purpose of promoting their "small-footprint computer systems and peripherals" and for expanding business and business contacts.

2. THE PARTIES will provide at no additional cost one Fall Internet World 2000 tradeshow 10 x 10 booth for IBIZ to display the "small-footprint computer systems and peripherals" this booth may be part of a larger space provided by THE PARTIES.

3. THE PARTIES will setup and detail the components needed for each trade show in the list provided to IBIZ at an extra cost to IBIZ. This cost will be outlined in detail upon written request from IBIZ.

4. These trade shows will consist of relevant stages for IBIZ to show their company profile on retail, private and public platform. These trade shows will be manned with THE PARTIES and IBIZ technical and retail promotional staff. IBIZ will be solely responsible for all costs of IBIZ personnel to attend any and all trade shows, such as food, travel, lodging, etc.

                                   APPENDIX E

                DETAILS OF THE TIMES IBIZ WILL APPEAR AT BNET-TV

THE PARTIES's live streaming media affiliation bNETTV.com (Business Network Television) is at the forefront of new media providing video conferencing, movie programming, live broadcasting and archived programming over the Internet through the latest streaming technologies. BNET-TV is comprised of a team of qualified professionals with a robust combination of Television and Internet experience. We develop winning video productions optimized for the Internet, CD's, or videocassette.

IBIZ will be provided with the ability to do "live" or "taped" Webcasts to the World Wide Web.

IBIZ will be afforded the opportunity to appear on bNETTV.com's once a week, for the two-month term of the contract, for a one Fifteen minute show, via videoconference.

These one Fifteen minute segments will be hosted with bNETTV.com's host and up to two (2) representatives from IBIZ Corporation.

These one Fifteen minute segments will be archived for viewing at the IBIZ website as well as the bNET-TV website. Archived streams from the website will be limited to only the previous webcast of IBIZ.

All Webcast will remain the property of THE PARTIES. However, IBIZ may request up to one hundred additional copies of each Webcast at no additional cost provided written request is submitted to THE PARTIES for the copies. Additional copies of each webcast may be given on terms outside this contract.

                                   APPENDIX F

               DETAILS OF THE LEASING AGREEMENT AT RODEOSLAND.COM

Hereinafter IBIZ Corporation will be referred to as "the customer"

1. THE PARTIES is the owner of a "rodeoisland.com" (an Internet Virtual Realty Shopping Mall hereinafter called "Rodeo Island") and the Customer is desirous of retailing it's products via "Rodeo Island" on the terms and conditions hereinafter recited.

2. The customer's store will not contain content, images or other materials which THE PARTIES, in its sole and unfettered discretion, deems to be offensive, obscene or otherwise not suitable for inclusion on "Rodeo Island."

3. The "construction" of the customers store shall be completed within 7 days of the customer's signing of this agreement with THE PARTIES, the ownership of the graphics to be and remain the customers subject to a $250.00 fee for THE PARTIES to retrieve, store and ship the graphics to the customer said fee to be pre-paid THE PARTIES with the written instructions of the customer directing THE PARTIES to so act.

4. Once the "construction" of the store has been completed the customer shall approve the design, content and correctness of the "construction" and thereafter THE PARTIES shall prepare the store posting on "Rodeo Island" under an address
(URL) the ownership of which shall be and remain THE PARTIES's.

5. Once THE PARTIES has posted the store to "Rodeo Island" the customer shall have one (1) business day in which to advise THE PARTIES that the posting does not conform with the "construction" approval given under paragraph 4 herein whereupon THE PARTIES shall forthwith and without delay, at no cost to the customer, remedy the posting to confirm with the said "construction" approval and upon the posting confirming with the "construction" approval the customer shall provide THE PARTIES with "posting" approval after which THE PARTIES shall cause the store to be opened for business.

6. It is agreed that should the customer require any amendments, alterations, modifications or any other change to the store pertaining to the construction of the store after the construction stage approval has been provided THE PARTIES by the customer or to the posting of the store after the posting approval has been provided THE PARTIES by the customer that THE PARTIES shall cause said amendments, alterations, amendments or changes to be made at a maintenance cost covered by IBIZ In its maintenance contract which is part of this overall agreement. Additional maintenance will be charged on a hourly basis of $125.00 per hour.

8. The customer agrees with THE PARTIES that THE PARTIES and only THE PARTIES shall be allowed to make any amendments to the customer's store on "Rodeo Island".

9. The parties acknowledge that it is the customer's responsibility to review it's "Rodeo Island" store on a regular basis and in the event that the store content is amended without customer approval for whatever reason then and in that event the cost of restoring the store to the customer's latest approved state will be borne by the customer unless THE PARTIES caused the store content amendment without the approval of the customer and THE PARTIES shall not be responsible for any damages, direct or indirect, occasioned by the unauthorized amendment to the Customer's store.

10. It is an express term of this Agreement that the Customer has reviewed and approved the security measures taken by THE PARTIES in an attempt to thwart any unauthorized entrance to the customer's store by third parties and hereby covenants to hold THE PARTIES blameless in all respects should such authorized entry occur occasioning damage or loss to the customer ("hacking").

11. The term of the Customer's rental of the store space on "Rodeo Island" shall be month to month at a lease cost of $________ per month payable in advance on the first day of each and every month hereafter it being agreed that either party may elect to terminate this agreement upon providing the other with thirty days written notice of it's intention to terminate the effective date of said termination to be the first day of the immediately subsequent month after the 30 day notice period noted herein has completed It being further agreed that failure of the customer to pay the said monthly rental to THE PARTIES is sufficient grounds for THE PARTIES to immediately terminate this Agreement with notice.

12. In addition to the lease cost noted in the immediately preceding paragraph the Customer shall pay, as additional rent hereunder, an amount equal to a percentage of gross sales received through the sale of products by the Customer's store on "Rodeo Island" the percentage of the gross sales to be determined by the customer and THE PARTIES on a piece by piece basis and agreed to in writing by the parties prior to any item of merchandise being placed for sale on the Customer's "Rodeo Island" store.

13. It is a term of this Agreement that all sales from the Customer's store shall be made pursuant to the "e-commerce banking facilities" obtained by THE PARTIES (a copy of the Agreement specifying said facilities being attached hereto and forming part of this Agreement as Schedule "A") and accordingly the Customer agrees to abide by all the terms and conditions noted in said Schedule "A" which includes but is not limited to providing all consumers with a "money back guarantee".

14. Unless specifically agreed to in writing between the Customer and THE PARTIES the Customer is solely and completely responsible for the shipment of all merchandise purchased from the customer's store on "Rodeo Island" and to this end agrees with THE PARTIES if the "e-commerce" package utilized by THE PARTIES is not able to be tied into the Customer's inventory and accounting computer package then and in that event the Customer will, at it's own cost, utilize THE PARTIES's inventory and accounting computer package.

15. It shall be the Customers responsibility to ensure that all merchandise featured on the customer's store shall be available for delivery to consumers within ____ days of an order being received by the customer and that proof of delivery be provided THE PARTIES (the sufficiency of said proof of delivery to be at THE PARTIES's sole and unfettered discretion) within ____ days of the order being so received failing which THE PARTIES may elect to obtain from other sources the merchandise ordered but for which no proof of delivery has been received by it and deliver said merchandise to the consumer all at the Customers cost which shall be the greater of twice THE PARTIES's actual costs in obtaining and shipping the merchandise or $1,000.00.

16. Any merchandise provided by THE PARTIES to consumers due to the Customer's failure to provide delivery to the consumer or proof of delivery of merchandise to THE PARTIES as agreed shall be THE PARTIES providing said merchandise as agent for the Customer and the Customer agrees and covenants to indemnify and hold THE PARTIES totally blameless in all respects relating thereto.

17. THE PARTIES retains the right to at any time to cancel this Agreement, upon the Customers inability or refusal after a Ten (10) Day Notice to Rectify any action or inaction of the Customer whether related to "Rodeo Island" or not by which THE PARTIES has reasonable grounds to believe that the overall Integrity of the "Rodeo Island" shopping mall is being adversely affected which shall include but not be restricted to:

         a) the sale of merchandise of quality inferior to that described by the store;
         b)       late shipping or non-shipment of merchandise to consumers;
         c) any action, whether or not related to the store on "Rodeo island" by the Customer which in THE PARTIES's sole and unfettered opinion has the potential to bring the operation of "Rodeo Island" into disrepute which shall include but not be limited to the Customer or any party acting on the Customer's behalf engaging in any form of an unsolicited e-mail campaign ("spamming").

18. Payment to the Customer from THE PARTIES for sales from the Customer's store on "Rodeo Island" shall be effected in the following manner, namely;
         a) the order is booked through THE PARTIES's "e-commerce banking facilities" and THE PARTIES advises the Customer, in writing. of the sale within one (1) business day of monies being received by THE PARTIES from the consumer for the purchase;
         b) the Customer will cause the merchandise to be shipped to the consumer, at the Customer's sole cost and expense, within ___ days of the Customer being advised of the sale by THE PARTIES and to provide THE PARTIES with verifiable proof of delivery within ____ days thereafter;
         c) within twenty one days of the products delivery being proved by the Customer to THE PARTIES, THE PARTIES shall cause payment to be made to the Customer for the merchandise by way of an electronic transfer of funds to the banking facility requested by the Customer;
         d) Payments from THE PARTIES to the Customer shall be made on the 1st business day subsequent to the 15th of each and every month and the last business day of each and every month;
         e) THE PARTIES shall be entitled to retain and transfer to itself any and all moneys received by it by way of deposit. from the sale of the Customer's merchandise or otherwise on the Customer's account to satisfy any financial obligation of the Customer to THE PARTIES then due and owing (including the "construction" of the Customer's store);
         f) In the event that the Customer does not honor any "money back guarantee" or agreed refund or does not ship or has any other dispute with a consumer, then and in that event THE PARTIES shall have the option of settling any said disputes as agent for the Customer at the Customer's sole cost and expense and THE PARTIES shall in all respects arising therefrom be indemnified and held blameless by the customer.

19. THE PARTIES shall have the right hereunder to conduct any investigations of the Customer or the Customer's products as it deems necessary in order for it to be assured that the Customer is following the term and the spirit of this Agreement and in the event that THE PARTIES in the course of its investigation forms the reasonable belief that the Customer is or may not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business' conducting business via an Internet Retail Store) then and in that event the cost of the investigation shall be borne by the Customer and THE PARTIES shall, at it's sole option, be entitled to forthwith terminate this agreement without Notice or Penalty.

20. Notwithstanding anything to the contrary herein contained the Customer acknowledges that it is solely responsible for any errors or omissions contained on it's "Rodeo Island" store and thus specifically waives any action it can or may have against THE PARTIES, its agents, employees, directors, officers or assigns for any damage or loss occasioned to the customer as a result of any said error and or omission.

21. In the event that the Customer requires any amendments to it's store once THE PARTIES has completed the construction and posting of same then and in that event said amendments shall be carried out by THE PARTIES utilizing the same approval process has hereinbefore stated in paragraphs 4, 5, 6 and 7 with such reasonable modifications as appropriate under the circumstances.

22. THE PARTIES does not warrant uninterrupted service of the Customer's store on "Rodeo Island" and in this respect the customer hereby waives any action it may have against THE PARTIES, it's employees, agents, representatives, Officers and Directors respecting any interruption of service to or from the Customer's store on "Rodeo Island" or respecting THE PARTIES's e-commerce facilities.

23. This Agreement shall be governed by the laws of the state of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE PARTIES's direction within the state of Florida.

24. THE PARTIES's address for service hereunder shall be 9th Floor, 840 7th Avenue SW, Calgary, Alberta, Canada, T2P 3G2.

25. The Customer's address for service hereunder shall be __________________.

26 Any reference contained herein to currency shall be interpreted as being in American funds.

27. Any and all notices required to be provided herein shall be sent by way of facsimile transmission and are deemed to have been received on the date said transmission was sent or received by THE PARTIES.

28. Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck herefrom and be of no further force and effect but that the remainder of this Agreement shall remain in full force and effect.

29. Wherefore the parties hereto have executed these presents and agree to be bound by the terms hereof on the date hereinbefore noted at the ________________ of ______________ in the _____________________________________ of
________________.